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                                                                    EXHIBIT 10.1

                                   FHHS, LLC,
                               a Michigan Limited
                                Liability Company

                               PURCHASE AGREEMENT

      This Purchase Agreement (this "Agreement") is made as of July 1, 2005, by and between KEVIN R, RUARK, 11373 Willow Wood Lane, Plymouth, Michigan 48170, and JAMES H. PILKINGTON, 2155 Khasia Pt., Naples, Florida 34119 (collectively "Sellers") and FAMILY HOME HEALTH SERVICES, INC., a Nevada corporation with offices at 801 W. Ann Arbor Trail, Suite 200, Plymouth, Michigan 48170 ("Buyer").

                                    RECITALS

      A. Sellers wish to sell to Buyer all of their interest in those One Thousand (1,000) issued and outstanding Units of FHHS, LLC, a Michigan limited liability company, (the "Company") beneficially owned by them.

      B. Buyer wishes to purchase such Units from Sellers on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration for the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Sale of Stock. At the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, all of Sellers' interest in and to the One Thousand (1,000) issued and outstanding Units of the Company owned beneficially or of record by Sellers as set forth on Schedule A (the "Units"). At the Closing, Sellers shall deliver to Buyer all of the written evidence representing the Units, endorsed in blank or otherwise in transferable form satisfactory to counsel for Buyer.

2. Purchase Price. As consideration for the purchase of the Units and other obligations of Sellers hereunder, Buyer shall deliver to each of the Sellers One Hundred Thousand Dollars ($100,000.00) by a cashier's or certified check, and shares of Buyer's stock having a value of Three Hundred Thousand Dollars ($300,000.00) as of the close of trading on the last trading day prior to Closing, endorsed in blank or otherwise in transferable form satisfactory to counsel for Seller.

3. Closing and Consideration. The Closing of the transactions provided herein (the "Closing") shall take place on or before April 30, 2005 (the "Closing Date"). The Closing shall take place at the offices of Couzens, Lansky, Fealk, Ellis, Roeder & Lazar, P.C., Farmington Hills, Michigan, and shall be effective as of the opening of business on the Closing Date.

4. Representations and Warranties of Sellers. Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:

      4.1. Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, has full power and authority to own all of its property and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of property by it or the conduct of its business requires it to be so qualified. The Company has delivered to Buyer true, complete, and correct copies of (i) the Articles of Organization of the Company, as amended to date, and (ii) the Operating Agreement of the Company, as amended to date (collectively the Company's "Governing Documents").

      4.2. Authorization of Agreement. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized by the

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Sellers, and all action by the Company necessary for the authorization and consummation of the transactions contemplated hereby has been taken.

      4.3. Valid and Binding Agreement. This Agreement has been validly executed and delivered by and constitutes a valid and binding obligation of the Sellers enforceable in accordance with its terms.

      4.4. Ownership of the Company. Sellers own beneficially and of record One Thousand (1,000) of the Company's issued and outstanding Units, being fifty percent (50%) of the Units of the Company issued and outstanding as of the date hereof, as described on Annex A attached hereto, free and clear of liens, claims, encumbrances, options, calls, equity interests, proxies, voting agreements, trusts and other interests of any kind. The Company has outstanding no other equity securities, or any securities options, warrants, or rights convertible into equity securities of the Company, or calls, subscriptions, agreements relating to the equity of the Company or that are convertible into, exercisable for, or relate to the Company's Units, or that have voting rights. The Company does not own, directly or indirectly, any equity securities of or interests in any entity or enterprise, or conduct any business through any other entity or enterprise. All of the Units have been duly authorized and validly issued and is fully paid, nonassessable, and free of preemptive rights.

      4.5. Financial Statements. Sellers have delivered to Buyer copies of financial statements of the Company as of__________________________, 2005 ("Financial Statements"). The Company has no liabilities other than (x) those set forth or reserved against on the face of the Financial Statements, that have been prepared in conformity with U.S. generally accepted accounting principles consistently applied and (y) those incurred since the date of the Financial Statements in the ordinary course of business in arm's length transactions which are consistent in nature and scope with past practices and which in the aggregate will not have a material adverse effect on the business, operations, financial condition, or prospects of the Company. Adequate provision has been and will be timely made in the Financial Statements for doubtful accounts or other receivables, sales are stated in the Financial Statements net of discounts, returns, and allowances, all Taxes due or payable are and will be timely reflected in the Financial Statements. Any items of income or expense that are unusual or of a nonrecurring nature during any such period or at any such balance sheet date are and will be separately disclosed in the Financial Statements. Except as otherwise disclosed on Schedule 4.5, the Company's books, records, and work papers are complete and correct; and accurately reflect, and will accurately reflect, the basis for the financial condition and the results of the Company's operations that are set forth in the Financial Statements.

      4.6. Tax Matters. The Company is a partnership for federal and state income tax purposes and has filed all income, franchise, real property, personal property, sales, employment, and other tax reports and returns required to be filed by any taxing authority, which returns are true, accurate, and complete, and has paid or accrued all taxes required to be paid or accrued by it in respect of the periods covered by such returns, whether or not shown on such returns, and the Company has no liability for such taxes in excess of the amounts so paid or accrued. The Company is not delinquent in the payment of any tax, assessment, or governmental charge has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment, or governmental charge have been claimed, proposed, or assessed by any taxing authority. As used herein, the term "tax " includes all taxes, charges, fees, or like assessments (and all related interest, additions to tax, and penalties) imposed by the laws and regulations of any governmental jurisdiction or subdivision or agency thereof.

      4.7. Title to and Condition of Property. The Company has good and marketable title to and rightful possession of all property reflected in the Financial Statements, except property sold or otherwise disposed of in the ordinary course of business since that date, free and clear of all liens, charges, or encumbrances, except (i) liens for current taxes not yet due and payable, and (ii) liens or encumbrances described in Schedule 4.7 which will not exist as of the Closing Date. Except as described in Schedule 4,7, the assets of the Company are in good operating condition, and all such assets are and have been properly serviced and maintained by the Company, and have not been utilized or serviced in a manner

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which would void or limit the coverage of any warranty thereon. The Company has exclusive right to use all of such assets.

      4.8. Compliance with Law. The Company's business and offices do not exist or operate and have not existed or operated in violation of any federal, state, or local code, law, regulation, or ordinance (including, without limitation, those regulating zoning, city planning, fire safety, environmental protection, or similar matters). All permits, licenses, franchises, consents, and other authorizations necessary for the conduct of the Company's business have been timely obtained and are currently in effect. The Company is not in violation of any term or provision of any such permit, license, franchise, consent, or other authorization. Neither the Company, any Seller, nor any employee of the Company has paid or received any illegal payment or kickback to or from any customer or supplier of the Company.

      4.9. Insurance. All properties and assets of the Company are insured in amounts and against risks usually insured against by Persons operating similar businesses. Schedule 4.9 lists all such insurance policies presently maintained by the Company, showing the types of coverage, policy expiration dates, policy numbers, and policy limits as to each such policy. All such policies pursuant to which coverage exists are in full force and effect and have been issued under valid policies for the benefit of the Company by insurance carriers licensed to do business in Michigan. Except as described on Schedule 4.9, there are no pending claims against the Company for personal injuries, products liability, property, or other damage under any insurance policy heretofore or presently issued to the Company. Except as noted in Schedule 4.9, the performance by the Company of its obligations hereunder will not cause the termination or cancellation of any insurance policy.

      4.10. Contracts and Leases. Except as described on Schedule 4.10, the Company is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance, or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale, or exchange made in the ordinary course of business and in an amount in excess of $5,000.00, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing, or manufacturer's representative agreement, (v) contract, arrangement, or understanding with any Seller or an affiliate of any Seller within the meaning of federal securities laws, (vi) any contract for borrowed money either as borrower or lender, (vii) any employment or severance agreement,
(viii) any agreement that limits the freedom of Buyer to compete with any Person or entity or to enter into any line of business or to conduct the business of the Company as presently conducted or in any other geographical area, (ix) any license or royalty agreement or other agreement relating to intellectual property, or (x) any other agreement which is not terminable on sixty or fewer days notice without penalty. All the agreements listed on Schedule 4.10, to the extent that the same give rights to the Company, are enforceable by the Company and the Company has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 4.10 have been made available to Buyer prior to the execution of this Agreement. The Company is not in default with respect to any provisions contained in any such insurance policies and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion.

      4.11. Defaults. Except as listed in Schedule 4.11, all parties other than the Company obligated under the agreements listed on Schedule 4.11 and any other material contract relating to or affecting the Company to which the Company is also a party are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing. The Company is not in violation of, or in default under, the agreements listed on Schedule 4.10 and no existing fact or circumstance will cause the Company to be in violation of, or in default under, any such contract.

      4.12. Pension and Other Employee Plans and Agreements.

            4.12.1. Pension Plans. The Company does not maintain, contribute to or has any Liability with respect to any Employee Pension Benefit Plan. The Company has not incurred and has no reason to expect that it will incur, any Liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any

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Employee Pension Benefit Plan that the Company, or any other entity, that together with the Company is treated as a single employer under Section 414 of the Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

            4.12.2. Welfare Plans. The Company does not maintain, has no obligation to contribute to and has no Liability with respect to any Employee Welfare Benefit Plan nor does it have any material Liability with respect to any Employee Welfare Benefit Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former employees or their spouses or dependents (other than in accordance with applicable law).

            4.12.3. Multiemployer Plans. The Company has no obligation to contribute to (or any other Liability with respect to) any (i) Multiemployer Plan, or (ii) any plan of the type described in Section 4063 and 4064 of ERISA or Section 413(c) of the Code.

            4.12.4. Other Benefit Plans. The Company does not maintain, contribute to or have any Liability under (or with respect to) any deferred compensation, severance or retirement plans or arrangements, employee welfare, fringe benefit, vacation, incentive or bonus plan, program, policy or other arrangement, whether or not terminated.

      4.13. Absence of Certain Changes. Except as set forth in Schedule 4.13, the Company has not:

            4.13.1. Experienced any change in its business, financial condition, or operations, financial or otherwise, which may have an adverse effect on the Company's business, financial condition, results of operations, or prospects.

            4.13.2. Incurred or become subject to any obligation or liability, contingent or otherwise, except current liabilities incurred in the ordinary course of business consistent with past practices, or created or suffered to exist any lien, claim, or encumbrance with respect to its property.

            4.13.3. Sold, transferred, or otherwise disposed of, or acquired, any assets or properties of the Company other than in the ordinary course of business, or entered into any agreement or understanding requiring it to do so.

            4.13.4. Suffered any material damage, destruction, or other casualty loss (whether or not covered by insurance).

            4.13.5. Experienced any pending or threatened labor dispute, strike, or work stoppage.

            4.13.6. Discharged or satisfied any liens or encumbrances related to or affecting its assets.

            4.13.7. Written off any equipment as unusable or obsolete or for any other reason.

            4.13.8. Written down as obsolete or below standard quality any amount of inventory.

            4.13.9. Forgiven or canceled any debts or claims, or waived any contractual or other rights.

            4.13.10. Issued or sold any Units, notes, bonds, or other securities, or any option to purchase the same, or entered into any agreement with respect thereto.

            4.13.11. Set aside, declared, or paid any dividend or other distribution or redeemed, purchased, or acquired any Units thereof, or made any payments to Sellers or any of their affiliates other than pursuant to employment arrangements consistent with past practices, or entered into any agreement in respect of the foregoing.

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            4.13.12. Incurred any material financial obligation or long term indebtedness.

            4.13.13. Increased the compensation or benefits payable to any officer, director, employee, consultant, independent contractor or agent of the Company, or any relative of any officer or director, or became obligated to increase any such compensation, except as consistent with past practice or custom.

            4.13.14. Made any capital expenditures or commitments therefor in excess of $50,000.00, in the aggregate, except in the ordinary course of business.

            4.13.15. Entered into, amended, or terminated, or waived any provision of, any contract of the type listed in Schedule 4.10.

            4.13.16. Amended the Company's Governing Documents.

            4.13.17. Merged or consolidated with any other entity.

            4.13.18. Entered into any transaction (including, without limitation, any contract or other arrangement providing for employment, furnishing of services, rental of real or personal property, or otherwise requiring payments) with any member or manager of the Company, any member of their immediate families, or any of their affiliates.

            4.13.19. Failed to regularly maintain and repair its assets in the ordinary course of business consistent with past practices.

            4.13.20. Instituted or settled any litigation, action, or proceeding before any court or governmental body relating to it or its property.

            4.13.21. Made any change in any method of accounting or any accounting practice or suffered any deterioration in accounting controls.

            4.13.22. Varied, canceled, or allowed to expire any insurance coverage.

            4.13.23. Made any payment or disbursement of moneys or property or declared or paid any distribution to or on behalf of any member or manager of the Company or any member of the immediate family of a Seller, or any affiliate, other than for payment of compensation (including bonuses) or reimbursement of expenses in accordance with past practices.

            4.13.24. Entered into any written or oral agreement, other than this Agreement, to do any of those things enumerated in this Section.

      4.14. Litigation. Except as disclosed in Schedule 4.14, no litigation or other judicial, administrative, or investigative proceeding, at law or in equity or otherwise, is pending or threatened before any court or governmental agency against or affecting Seller, the Company, or its properties, or this Agreement and the transactions contemplated hereby. Neither the Company nor its properties are subject to any judgments, orders, writs, injunctions, decrees, or settlements. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its assets or properties is pending or threatened. Neither the Sellers nor the Company has taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

      4.15. Relations with Principal Customers. Since May 29, 1994, no customer representing 5% or more of the Company's revenues has canceled any order or contract for services or products to be provided by the Company, and there has been no other change or indication of a pending change communicated to either the Company or the Sellers regarding orders or requirements of any such

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customer for such products or services. A complete and accurate list (name, address and contact person) of all of the Company's customers in connection with its business is attached as Schedule 4.15.

      4.16. Relations with Principal Suppliers. Since April 1, 2005, no supplier representing 5% or more of the Company's purchases has canceled any contract or order for provision of, and there has been no threat by any supplier not to provide, any raw materials, supplies, or services (including utilities) communicated to either the Sellers or the Company. A complete and accurate list (name, address and contact person) of all of the Company's suppliers in connection with its business is attached as Schedule 4.16.

      4.17. Consents, etc. No consents, waivers, or approvals of parties with whom the Company or Sellers have contractual or other relationships or has had such contractual relationships are required or will be required in order to permit entering into this Agreement or the consummation of the transactions contemplated by this Agreement.

      4.18. No Legal Obstacle to Agreement.

            4.18.1. The execution, delivery, and performance of this Agreement, the consummation of any transactions herein referred to or contemplated, and the fulfillment of the terms hereof, do not and will not conflict with, or result in a breach or violation of, or constitute a default under the Governing Documents of the Company or any applicable law or regulation or any judgment, order, or decree binding upon it or Sellers or upon the property of the Company, or conflict with, or result in a breach or violation of, or constitute a default in the performance, observance, or fulfillment of any obligation, covenant, or condition contained in, or constitute, or, but for any requirement of notice or lapse of time or both, would constitute, an event of default by the Company or Sellers under any applicable lease, mortgage, or other contractual obligation to which Sellers or the Company is bound, or result in, or require, the creation or imposition of any lien, charge, or encumbrance upon the assets of the Company.

            4.18.2. No permit, license, franchise, or authorization of the Company will be terminated or impaired by reason of the execution, delivery, and performance of this Agreement or the consummation of any transaction herein referred to or contemplated.

      4.19. Patents and Trade Names.

            4.19.1. As to each patent, patent application, trade name, trademark, service mark, and copyright applied for by, registered, or licensed to or used by the Company in its business, Schedule 4.19 contains a complete list thereof specifying (i) the date of first use, if known, (ii) the jurisdiction(s) in which registered, (iii) the application or registration numbers and dates thereof, and (iv) the renewal status thereof. If any such patent, patent application, name, mark, or right was acquired by assignment, such assignment is likewise identified in Schedule 4.19. Complete and correct copies of each application for or registration of each such patent, trade name, trademark, service mark, and copyright, and each such assignment have been made available to Buyer prior to execution of this Agreement. There is no claim, infringement, or, to the knowledge of Sellers or the Company after reasonable investigation, threat of claim or infringement which in any material way may derogate from or dilute the Company's rights in or to any one of the patents, patent applications, trade name, trademarks, services marks, or copyrights listed in Schedule 4.19.

            4.19.2. With respect to all patents and patent applications listed on Schedule 4.19:

                  4.19.2.1. the Company is the sole and exclusive owner of the improvement, invention, and letters patent;

                  4.19.2.2. the patent and all rights appurtenant thereto are free of any and all liens, claims, security interests, and other encumbrances of any nature or kind;

                  4.19.2.3. No prior transfer, sale, or assignment has been made by the Company of any part of the patent or any rights appurtenant thereto; and

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                  4.19.2.4. All such patents are valid and in full force and effect.

      4.20. No Infringement. During the past five (5) years, the Company has not infringed any patents, trademarks, service marks, or trade names registered to or used by the Company in its business, nor has the Company claimed any such infringement.

      4.21. No Material Adverse Change. Since April 1, 2005, there has not occurred any material change which might adversely affect or would adversely affect the business, assets, financial condition, results of operations, or prospects of the Company.

      4.22. Environmental Matters.

            4.22.1. The Company is, and at all times prior to the date hereof has been, in compliance with, and has not been and is not in violation of or liable under, the Environmental Laws applicable to it or to the ownership or operation of its assets (including any of the Facilities) or the operation of its business, and (ii) there is no basis to expect, nor has the Company, any Sellers, or any manager, nor any other Person for whose conduct they are or may be held responsible, received, any order, notice, or other communication from
(A) any governmental authority, including but not limited to those administering or enforcing any Environmental Law, or (B) any other Person, of any alleged, actual, or potential violation and/or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (real, personal and mixed, tangible and intangible) in which the Company or the Sellers or any affiliate had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company, the Sellers, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, received or Released.

      4.23. Labor Relations: Employees. There is no unfair labor practice, charge, or complaint or other proceeding pending or, to the knowledge of the Sellers, threatened against Sellers or the Company relating to the business of the Company before the National Labor Relations Board or any other Governmental Entity. There is no labor strike, slowdown, or stoppage pending or, to the knowledge of the Sellers, threatened, against or affecting the business of the Company nor has there been any such activity within the past four years. The Company is and has been in compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment, and wages and hours, occupational safety and health and notice and other requirements of the WARN Act or similar state statutes, and is not engaged in any unfair labor practices. No charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices. Neither Sellers nor the Company has received notice of the intent of any federal, state, or local agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in process.

            4.23.1. Schedule 4.23.1 lists all current directors, officers and employees of the Company, identifying each employee's title, hire date, current annual compensation, past three years' annual compensation, and participation in Plans.

            4.23.2. Except as listed in Schedule 4.23.2, other than for the employees covered under a collective bargaining agreement disclosed to the Buyer hereunder, all of the employees of the Company are employees-at-will, may be terminated at any time in accordance with the written policies (copies of which are contained in Schedule) of the Company for any lawful reason or for no reason, and are not entitled to employment by virtue of any oral or written contract, employer policy, or otherwise.

            4.23.3. On or before the Closing Date, the Company shall have paid or reserved for all its accrued obligations relating to employees (whether arising by operation of law, by contract, or by past

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service) or payments to trusts or other funds, to any governmental agency, or to any individual employee (or his or her legal representatives) with respect to unemployment compensation benefits, profit sharing vacation pay, sick pay, personal days off, retirement benefits, social security benefits or any other manner of payment or benefit due or owing by the Company to or on behalf of the Company's current or former employees.

      4.24. No Undisclosed Liabilities. Except as otherwise disclosed on
Schedule 4.24 or in the Financial Statements, the Company has no liabilities or obligations, whether accrued, absolute, contingent, or otherwise, and there exists no fact or circumstance that could give rise to any such liabilities or obligations in the future.

      4.25. Receivables. The accounts and other receivables reflected in the Financial Statements are and will be the result of bona fide sales or other transactions. Except to the extent that a reserve against the possible uncollectibility of such accounts and other receivables has been established and is reflected on the Financial Statements, all of the accounts and other receivables are fully collectible within 90 days of the invoice date in accordance with the Company's ordinary practice (which has been disclosed to Buyer) and without resort to legal proceedings.

      4.26. Sufficiency of Assets. The assets reflected in the Financial Statements, or otherwise used in its business, constitute and will constitute all of the property and assets, real, personal, and mixed, tangible and intangible (including, without limitation, contract rights), owned by, or in which the Company has an interest, and that are used or useful in, or are necessary for the conduct of, the Company's business in accordance with present practices.

      4.27. Insider Transactions. A complete and accurate list and a brief description of all contracts or other transactions involving the Company in which any manager, member or employee, or any member of such person's immediate family, or any affiliate has any interest is set forth in Schedule 4.27.

      4.28. Bank Accounts. Attached Schedule 4.28 contains a true and complete list of the names and locations of all banks or other financial institutions that are depositories for funds of the Company, the names of all persons authorized to draw or sign checks or drafts on the accounts, the number of the accounts, and the names and locations of any institutions in which the Company has any safe-deposit boxes and the names of the individuals having access to them.

      4.29. Real Estate. The Company owns no real estate.

      4.30. Expenses. Schedule 4.30 contains a complete list of those expenses which the Sellers or the Company anticipate needs to be incurred by the Company and/or Buyer, based on current understanding of the Company's business, to receive all quality control, other approvals and designations by its direct and indirect customers.

      4.32. Powers of Attorney. There are no outstanding powers of attorney granted by the Company.

      4.34. Guarantees. There are no contracts or commitments by the Company guaranteeing the payment or performance by others, or in which the Company is in any way liable with respect to obligations of any other Person. The Company is not a guarantor of, or co-maker or other co-obligor with any other Person with respect to, any indebtedness or obligation.

      4.36. Other Information. None of the information furnished by Sellers or the Company to Buyer in this Agreement, the Schedules or Exhibits hereto, or in any certificate or other document to be executed or delivered pursuant hereto by Sellers at or prior to the Closing Date, is, or on the Closing Date will be, materially false or misleading or contains, or on the Closing Date will contain, any misstatement of material fact, or omits, or on the Closing Date will omit, to state any material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

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5. Representations and Warranties of Buyer. Buyer represents and warrants to
Sellers as follows:

      5.1. Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has corporate power and authority to own all of its property and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of property by it or conduct of its business required it to be so qualified. Buyer has delivered to Sellers complete and accurate copies of (i) its Articles of Incorporation as amended to date, and (ii) its By-Laws as amended to date (collectively the Buyer's "Governing Documents").

      5.2. Authorization of Agreement. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer, and all corporate action necessary for the authorization and consummation of the transactions contemplated hereby has been taken.

      5.3. Valid and Binding Agreement. This Agreement has been validly executed and delivered by and constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms.

      5.4. No Legal Obstacle to Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach or violation of, or constitute a default in the performance, observance, or fulfillment of any obligation, covenant, or condition contained in, or constitute, or, but for any requirement of notice or lapse of time or both, would constitute, an event or default by Buyer under any applicable contract, lease, mortgage, or other agreement to which Buyer is a party or by which it is bound.

      5.6. No Legal Proceedings. As of the date of this Agreement there is no suit, action, or other proceeding against Buyer pending or (to the best knowledge of Buyer) threatened before any court or governmental agency in which it is, or will be, sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement, or the transactions contemplated hereby.

6. Conduct Prior to the Closing. From the date hereof through the Closing Date (unless a different period of time is otherwise indicated):

      6.1. Information. Sellers shall cause the Company to give to Buyer and its agents, attorneys, advisors, and representatives full and free access at all reasonable times to all of the properties, books, contracts, documents, and records of the Company and shall furnish to Buyer such information with respect to the affairs of the Company (including permitting Buyer's representatives to meet with Sellers' officers and employees of the Company and its attorneys and accountants to obtain information concerning the Company which is in their possession) as Buyer may from time to time reasonably request.

      6.2. Sale of Assets. Neither Sellers nor the Company shall dispose of, sell, or encumber any of the assets of the Company, except in the ordinary course of business.

      6.3. Notification. Sellers shall promptly give Buyer, and Buyer shall promptly give Sellers, as the case may be, written notice of the existence or occurrence of any condition of which such party may become aware which might make any representation herein then untrue or which might prevent the consummation of the transactions contemplated hereby.

      6.4. Approvals; Conditions. Sellers and Buyer shall use their best efforts to obtain from third parties all necessary approvals of this Agreement and the consummation of the transactions contemplated hereby, and to cause the conditions to Closing set forth in and to be satisfied on or prior to the Closing Date.

      6.5. Material Transactions. Sellers shall cause the Company not to enter into any transactions, commitments, or agreements which would in any way materially affect the business of the Company, or take any action referred to in Section hereof, in each case without prior notice to the Buyer.

      6.6. Conduct of Business. Sellers shall:

            6.6.1. Carry on the Company's operations only in the ordinary course of business as previously conducted, including, without limitation, servicing of customers/patients, payment of accounts payable, maintenance of appropriate levels of inventory, and collection of accounts receivable;

            6.6.2. Maintain and keep their assets in good condition and working order and supplied with all necessary repairs, renewals, and improvements;

            6.6.3. Use their best efforts to preserve intact the Company's business organization, keep available the services of its present officers and employees, preserve the good will of those having business relationships with the Company, and keep in force all existing insurance policies or obtain comparable policies without change as to risks covered or amounts of coverage. Sellers shall provide Buyer with immediate written notice that any customer terminates or gives notice of termination and/or requests a reduction in work to be performed by the Company;

            6.6.4. Not, without the prior consent of the Buyer, increase or decrease prices charged to any customers;

            6.6.5. Not cancel or waive any rights of value or rights that would otherwise accrue to the Buyer after the Closing; and

            6.6.6. Continue to maintain all Plans, if any, in accordance with applicable laws and ensure that no Plans or any trust related thereto shall be amended or terminated prior to the Closing date, except for any such amendment as may be required to comply with applicable laws;

      6.7. No Solicitation. The Sellers will immediately cease any existing discussions or negotiations with any third parties with respect to any sale or other transfer of the business of the Company, whether by a sale of the Units, by a sale of assets, by merger, consolidation, recapitalization, reorganization, or otherwise (an "Acquisition Transaction"). The Sellers will not, and will cause the Company and the members and managers of Sellers and the Company not to, directly or indirectly, encourage, solicit, participate in, or initiate discussions or negotiations with, or provide any information to, any Person (other than the Buyer or its directors, officers, employees, or representatives) concerning any Acquisition Transaction.

      6.8. Transfer Taxes. The Sellers shall pay or cause to be paid and shall indemnify, defend, and hold harmless the Buyer for any fees, charges, taxes, or other payments required to be made by the Sellers to any Governmental Entity or other Person in connection with the transfer of the Shares pursuant to the terms of this Agreement. Each of the Sellers and the Buyer, respectively, will be responsible for the preparation of any tax returns with respect to any taxes payable in connection with the transfer of the Shares for which it is primarily liable. Each of the Sellers and the Buyer shall provide the other party with copies of such tax returns at least ten business days prior to the due date of each such tax return and shall file such tax return only after the other party approves, in writing. In the absence of approval, the parties shall reach a mutual resolution.

      6.9. Non-Solicitation of Employees. In order that the Buyer may have and enjoy the benefit of its acquisition of the Units, the Sellers, individually or as a group, shall not, directly or indirectly, for a period of three years after the Closing, induce or attempt to persuade any current or future employee of the Company or Buyer not to be employed by, or to terminate such employee's employment with, the Company or Buyer, or employ any current or future employee of the Company or Buyer. Nor shall Buyer solicit any employees of the Company through the Closing.

7. Conditions to Buyers' Obligations. Unless waived in writing by Buyer, in its sole discretion, all obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

      7.1. No Adverse Proceedings. No material suit, action, or other proceeding against Sellers, the Company, or Buyer, or their officers or directors, shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which in the judgment of Buyer makes the consummation of the transactions contemplated by this Agreement inadvisable.

      7.2. Consents, etc. Each party shall have received and delivered to the other all consents and approvals necessary to permit the transactions contemplated hereby to be consummated.

      7.3. Documentation. Sellers shall have furnished to Buyer documentation that the Company will be discharged from all obligations with respect to all indebtedness of the Company existing immediately prior to the Closing, which indebtedness shall be paid in full at the Closing by Sellers, and that all liens with respect thereto will be released.

      7.4. Resignation. Sellers shall have delivered to Buyer the resignation of each of the Sellers as directors and officers of the Company.

      7.5. Minute Book. Sellers shall have delivered to Buyer the minute books and other books and records of the Company and such other documents as the Buyer may reasonably request.

      7.6. Satisfaction With Due Diligence. Buyer shall be satisfied, in its sole discretion, with the results of its due diligence investigation of the Company and the Sellers including, but not limited to, financial, business, asset, environmental and other aspects of the Company and the Sellers.

8. Conditions to Sellers' Obligations. Unless waived in writing by Sellers, in their sole discretion, all obligations of Sellers under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

      8.1. Representations, Warranties, and Covenants. Each representation and warranty of Buyer shall be true at and as of the Closing Date, shall be deemed made again at and as of such date and shall be true as so made again; Buyer shall have performed each obligation and complied with each covenant required by this Agreement to be performed or complied with by it on or prior to the Closing; and Sellers shall have received from Buyer a certificate or certificates in such reasonable detail as Sellers may reasonably request, signed by the President of Buyer and dated the Closing Date, to the foregoing effect.

      8.2. No Adverse Proceedings. No material suit, action, or other proceeding against the Company, Sellers, or Buyer, or its officers or directors, shall be pending or threatened before any court of governmental agency seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby and which in the judgment of Sellers make the consummation of the transactions contemplated by this Agreement inadvisable, provided, however, that notwithstanding any such threat or institution of any such litigation or proceeding Sellers shall not have the right to terminate this Agreement pursuant to this section if Buyer undertakes, pursuant to an appropriate instrument, to indemnify against, and save Sellers harmless from, any and all loss, expense (including reasonable attorneys' fees), or liability whatsoever with respect to, or related to, such threat or institution of any such litigation or proceeding.

9. Termination and Confidentiality.

      9.1. Termination. This Agreement may be terminated at any time prior to the Closing as follows:

            9.1.1. By mutual agreement of Sellers and Buyer, in which event there shall be no liability on the part of any of the parties or their respective officers or directors, except as otherwise set forth herein; or

            9.1.2. By either party if the Closing Date has not occurred by June 30, 2005, unless the failure to consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate the Agreement.

      9.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant hereto, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, members, managers, directors, officers, or stockholders. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement.

      9.3. Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties shall keep confidential any information obtained from the other party (unless in the public domain) and shall promptly return to the other party all schedules, documents, work papers, or other written information, without retaining copies thereof, previously furnished to or otherwise obtained by it as a result of this Agreement or in connection herewith.

10. Survival and Indemnification.

      10.1. Indemnification and Limitations of Sellers. Sellers hereby indemnify and agree to hold harmless Buyer in respect of any and all damage, loss, deficiency, cost, and/or expense, including interest, penalties, and reasonable attorney fees and disbursements arising as a result of a breach of the representations and warranties set forth in Paragraph 4 for a period of three years from the Closing. Sellers' indemnity and agreement to hold harmless Buyer for the period specified above after the Closing against, and in respect of any and all of the foregoing damages, losses, deficiencies, costs, and/or expenses, including interest, penalties, and reasonable attorney fees and disbursements arising as a result of a breach of the above representations and warranties. The liability of Sellers hereunder shall be joint and several. The failure to institute a claim or cause of action within the appropriate period will constitute an absolute bar to the institution of any proceedings or actions based upon, and will constitute a waiver of, all the claims and/or causes of action not so asserted. Notwithstanding anything in this Agreement to the contrary, the Buyer Indemnitees shall retain the right to direct and control any remedial activities with respect to investigating and cleaning up Releases or the disposal of Hazardous Materials on or under the Real Property, or coming into compliance with Environmental Law, for which Sellers are obligated to indemnify the Buyer Indemnitees pursuant to. The Sellers are not obligated to indemnify Buyer to the extent that the right to direct and control the remedial action creates additional cost. The exercise of such right by the Buyer Indemnitees shall not be interpreted as a waiver of the Sellers' obligation to indemnify the Buyer Indemnitees for such matters.

      10.2. Indemnification by Buyer. Buyer hereby indemnifies and agrees to hold harmless Sellers at all times from and after the Closing against, and in respect of any and all damage, loss, deficiency, cost, and/or expense, including interest, penalties, and reasonable attorney fees and disbursements for a breach of the warranties set forth in Paragraph 5.

      10.3. Control of Legal Proceedings. Upon the assertion by a third party against one of the parties to this Agreement of a claim to which the indemnification provisions of this may apply, the party against whom the claim has been asserted shall promptly notify the other party or parties to this Agreement of such claim, provided that the failure to provide such prompt notice shall not affect Indemnitor's indemnification obligation except to the extent that Indemnitor is materially prejudiced by such delay. In the event that a claim involves a claim by a third party against the Indemnitee, the Indemnitee shall have the right, but not the obligation, to undertake the defense thereof. If the Indemnitee decides to undertake the defense, (i) the Indemnitor shall pay for the Indemnitee's legal fees and expenses (which will include no more than one legal counsel, unless local counsel is required) and (ii) the Indemnitee shall not settle such claim without the Indemnitor's consent (which consent shall not be unreasonably withheld) unless the Indemnitee releases the Indemnitor from all liability in respect of such action. If the Indemnitee chooses not to undertake the defense of such claim and so notifies the Indemnitor as provided above, the Indemnitor shall notify the Indemnitee in writing within ten days after the receipt of the notice referred to in this Section if it agrees to undertake the defense thereof. If the Indemnitor so notifies the Indemnitee, then the Indemnitor shall control such defense and shall bear all costs of such defense, provided that the Indemnitee may participate in such settlement or defense through counsel chosen by it (the fees and expenses of which shall be borne by the Indemnitee). Notwithstanding anything in this Section to the contrary, the Indemnitor may, with the consent of the Indemnitee (which consent shall not be unreasonably withheld), settle or compromise any action or consent to the entry of any judgment which includes as a term thereof the delivery by the claimant or plaintiff to the Indemnitee of a duly executed written unconditional release of the Indemnitee from all liability in respect of such action, which release shall be reasonably satisfactory in form and substance to counsel for the Indemnitee. If the Indemnitor does not notify the Indemnitee within ten days after the receipt of the Indemnitee's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnitee shall have the right to contest, settle, or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. Notwithstanding the foregoing, the Indemnitee, during the period the Indemnitor is determining whether to elect to assume the defense of a matter covered by this subsection, may take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnitee's rights to defense and indemnification pursuant to this Agreement.

11. [Reserved]

12. Miscellaneous.

      12.1. [Reserved]

      12.2. Amendments. Any amendment to this Agreement must be in writing and duly executed by an authorized representative of each of the parties hereto.

      12.3. Notices. All notices, requests, demands, and other communications under or in connection with this Agreement shall be delivered to the respective parties at the addresses set forth above. All such notices, requests, demands, or communications shall be mailed postage prepaid, first class mail, delivered personally, or delivered by overnight courier, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by written notice to the other parties.

      12.4. Brokers' Commission. The parties acknowledge, warrant, and represent that no Broker was involved in the consummation of this transaction. Each party hereto will indemnify and hold harmless each other party from any commission, fee, or claim of any Person, firm, or corporation employed or retained or claiming to be employed or retained by the indemnifying party to bring about, or to represent it in, the transactions hereby.

      12.5. General Provisions. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, but nothing herein, express or implied, is intended to or shall confer any rights, remedies, or benefits upon any Person other than the parties hereto. This Agreement may not be assigned by any party hereto without the written consent of each other party. This Agreement and its validity, interpretation, and effect shall be construed in accordance with and governed by the laws of the State of Michigan.

      12.6. Entire Agreement. This Agreement (including the exhibits hereto and the annexes, schedules, and other documents delivered pursuant hereto, which are a part hereof) is intended by the parties to, and does, constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties.

      12.7. Execution in Counterparts. This Agreement may be executed in several counterparts and each counterpart shall be considered as an original.

      12.8. Expenses. Except as otherwise specifically provided in this Agreement, the Sellers (and not the Company), on the one hand, and Buyer, on the other hand, shall pay their own expenses, including, without limitation, accountants', attorneys', and brokers' fees incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement. The Buyer acknowledges that all amounts paid by the Company prior to this Agreement need not be reimbursed to the Company.

      12.9. Release. Effective as of the Closing, and except with respect to any rights in connection with this Agreement or the transactions contemplated hereunder, Sellers, for themselves and their respective heirs, executors, administrators, beneficiaries, successors, and assigns, hereby release and forever discharge the Company and its respective members, managers, officers, directors, agents, representatives, and employees, and the respective heirs, executors, administrators, beneficiaries, successors, and assigns of the foregoing (the Company and such other Persons being hereinafter referred to as "Releasees"), from all actions, causes of action, suits, libels, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, liens, claims, and demands whatsoever, in law or in equity, that against any of the Releasees they ever had, now have, or hereafter can, shall, or may have, with respect to any matter, cause of thing occurring on or prior to the Closing Date, whether personally, in their own right, together with any other Person, firm, corporation, or other entity derivatively or otherwise and, without limiting the foregoing, from any and all of their respective claims and rights for fees, compensation, commissions, or dividends owed to them in connection with, in respect of, or as a result of, their ownership of Units of the Company, services rendered to the Company and any and all indebtedness of the Company to Sellers.

      12.10. Certain Definitions.

            12.10.1. "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, owns more than 10% of the voting securities or partnership interest of, or controls, or is owned or controlled by, or is under common ownership or control with, the specified Person. For purposes of this definition, the term "control" as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

            12.10.2. "Disclosed Encumbrances" means the Liens or other items listed as such on Schedule.

            12.10.3. "Environmental Law" means all current and future federal, state, local, and foreign statutes, laws, ordinances, rules, regulations, decrees, judgments, orders, and common law standards or decisions relating to pollution or protection of human health, safety, or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strategy, or Natural Resources, including, without limitation, laws and regulations relating to emissions, discharges, releases, or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, record keeping, reporting, notification, disclosure, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. Without limiting the generality of the foregoing, Environmental Law includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.; the Solid Waste Disposal Act, 42 U.S.C. Sections 6901 et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. Sections 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

            12.10.4. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            12.10.5. "ERISA Affiliate" shall mean, with respect to any party, any trade or business that together with such party or any subsidiary thereof would be deemed a "single employer" within the meaning of Section 4001(a)(14) of ERISA.

            12.10.6. "Governmental Authority" means any federal, state, local, foreign, national, or provincial, governmental agency, body, authority, district, board, commission, court, tribunal, political subdivision or other governmental instrumentality, including, without limitation, any sewer district or similar instrumentality.

            12.10.7. "Governmental Entity" shall mean a court, legislature, governmental agency, commission, or regulatory authority or instrumentality.

            12.10.8. "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk or harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Business.

            12.10.9. "Hazardous Materials" shall mean any waste (including solid wastes), toxic substance, hazardous substance, pollutant, contaminant, oil, asbestos, underground gas, polychlorinated biphenyl, and radioactive material, including, but not limited to, any substance defined as such by or regulated as such under any Environmental Law, or for which a Person may be subject to liability under any Environmental Law.

            12.10.10. "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction or transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

            12.10.11. "Person" shall mean any individual, group, corporation, partnership, or other organization or entity (including, without limitation, any Governmental Entity).

            12.10.12. "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater, or property.

      IN WITNESS WHEREOF, Buyer and Sellers have caused this Agreement to be executed individually and by the respective officers of Buyer thereunto duly authorized, all as of the date first written above.

                       SELLERS:

                       /s/ Kevin R. Ruark
                       -------------------------
                       KEVIN R. RUARK

                       /s/ James H. Pilkington
                       -----------------------------
                       JAMES H. PILKINGTON

                       BUYER:

                       FAMILY HOME HEALTH SERVICES, INC., a  Nevada corporation

                       By: /s/ Kevin R. Ruark
                           -------------------
                       KEVIN R. RUARK, President

                       By: /s/ James H. Pilkington
                           --------------------------
                       JAMES H. PILKINGTON, Secretary